Exhibit (a)(5)

[E-MAIL DELIVERED TO ALL ELIGIBLE SEEBEYOND EMPLOYEES]

REMINDER:  This offer expires at 5:00 p.m., Pacific Time, on December 17, 2002.

[Attached to the E-mail was a copy of the November 18, 2002 E-mail previously filed as Exhibit (a)(3) to the Schedule TO.]